EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT by and between CLEARONE, inc., and First Finance Ltd., as Purchaser Dated as of March 2, 2026

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EXHIBITS:

exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Warrant
exhibit C	Form of Opinion of Counsel to Company

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of February March 2, 2026 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is by and between CLEARONE, INC., a Delaware corporation (the “Company”) and FIRST FINANCE LTD., a California corporation (the “Purchaser,” and together with the Company, the “Parties”).

STATEMENT OF PURPOSE:

WHEREAS, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase, on the terms and subject to the conditions set forth herein, 437,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for $4.00 per share, and a warrant to purchase up to 437,500 shares of Common Stock with an exercise price of $5.00 per share exercisable for a term of two (2) years from the Closing Date (as defined herein below) for an aggregate of $1,750,000.00 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

1.1 Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Account or Accounts” has the meaning given to that term in the Uniform Commercial Code.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided that in no event shall the Purchaser, or any Affiliates of Purchaser, on the one hand, and the Company and any of its Subsidiaries, on the other hand, be deemed to be “Affiliates” of one another.

“Agreement” has the meaning given to that term in the introductory paragraph.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Utah are authorized or required by law or executive order to close.

“Capital Lease” of a Person means any lease of Property by such Person as lessee which would be classified as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

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“Capital Lease Obligations” of any Person means all obligations (including sales tax obligations) of such Person under Capital Leases.

“Capital Stock” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest or other equivalent, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, whether certificated or uncertificated, and however designated), and (b) any option, warrant, security, appreciation right, profits interests or other right (including Indebtedness securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

“Casualty Event” means, with respect to any property, any of the following:  (a) any casualty, loss, destruction, damage or taking of such property (or any part thereof), (b) any condemnation, loss of title, seizure, or taking, by exercise of the power of eminent domain or other similar proceeding, of such property (or any part thereof), or confiscation of such property (or any part thereof) or the requisition of the use of such property by any Governmental Authority, or (c) any event that results in the receipt of business interruption insurance.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Charter Documents” means the articles or certificate of incorporation or formation (as applicable), the bylaws or operating or limited liability company agreement (as applicable), and other similar organizational and governing documents of any Person, as amended, restated, supplemented or otherwise modified from time to time.

“Closing” has the meaning given to that term in Section 2.2.

“Closing Date” has the meaning given to that term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning given to that term in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company” has the meaning given to that term in the introductory paragraph of this Agreement.

“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“CWA” has the meaning set forth in the definition of “Environmental Laws.”

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disposition” has the meaning given to that term in Section 7.5.

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“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, Licenses, concessions, grants, franchises, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water, air or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq. (“CWA”), the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq. (“RCRA”), and CERCLA.

“Equity Line of Credit” means any transaction involving a Contractual Obligation of any Person with a counterparty whereby such Person has an option to Sell its Securities to such counterparty over an agreed period of time and at future determined price or price formula, other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions and other than in connection with fixed-price rights public offerings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Fiscal Quarter” means a fiscal quarter of the Company and its Subsidiaries, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means a fiscal year of the Company and its Subsidiaries, ending on December 31 of each year.

“GAAP” means generally accepted accounting principles in effect within the United States from time to time, consistently applied.  If there are any changes to GAAP during the term of this Agreement, the parties shall continue to determine compliance with the financial covenants, and make all other financial determinations hereunder, without giving effect to any such changes until such time that the parties hereto can agree to amend the financial covenants and other provisions requiring financial determinations hereunder to take into account the effect of such changes to GAAP in a mutually acceptable manner.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” means (a) any “hazardous substance”, as defined by CERCLA, (b) any “hazardous waste”, as defined by RCRA, (c) any petroleum product, (d) any “pollutant,” as defined by the CWA, or (e) any contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and not outstanding more than 90 days past the date of invoice), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by bonds, debentures, notes, acceptances, or other similar instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capital Lease Obligations and obligations created or arising under any conditional sale or other title retention agreement, (h) net obligations under or relating to Hedging Agreements, (i) attributable indebtedness related to Sale and Leaseback Transactions, (j) the aggregate undrawn face amount of all letters of credit issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, (k) “earnouts” and similar payment obligations of such Person to the extent such obligations become fixed or are considered liabilities under GAAP, (l) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (k), and (m) any other obligation for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the balance sheet of such Person. The amount of Indebtedness under any Hedging Agreement on any date shall be deemed to be the swap termination value thereof as of such date.

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“Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases.

“Inventory” means all of the “inventory” (as that term is defined in the UNIFORM COMMERCIAL CODE) of the Company, whether now existing or hereafter acquired or created.

“Investment” means any direct or indirect purchase, acquisition or other investment (including, without limitation, any loan or advance or capital contribution) in or to any Person, whether payment therefor is made in cash or Capital Stock or otherwise, and whether such investment is by acquisition of Capital Stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write downs or write offs with respect to such Investment.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” or any similar phrases means the actual knowledge of any director or executive officer of the Company, in the case of any officer, after due and reasonable inquiry of the individuals in the organization of the Company involved in, and responsible for, the subject matter area covered by the relevant representation and warranty.

“Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to the Company or any Subsidiary in connection with the conduct of its business.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease, or other title retention agreement (and any lease in the nature thereof)) and any agreement to give any of the foregoing.

“Material Adverse Effect” means individually or in the aggregate (a) a material adverse condition, event, occurrence or development related to, or material adverse change or effect on, the assets, business, properties, liabilities, results of operations, cash flows or financial condition of the Company and its Subsidiaries (taken as a whole), (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of this Agreement or any other Transaction Document, or (ii) the rights, remedies and benefits (taken as a whole) available to, or conferred upon, the Purchaser under this Agreement or any other Transaction Document, or (c) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any other Transaction Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Permitted Liens” means (a) statutory Liens for current Taxes or assessments, or other similar governmental charges, not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established consistent with past accounting practices, (c) zoning, entitlement and other land use or environmental regulations by any Governmental Authority that have not been violated and that do not materially impair the ability to operate in the ordinary course of business, or (d) Liens that represent purchase money security interests for personal property purchased in the ordinary course of business.

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“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the Nasdaq Capital Market.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Purchaser”  means First Finance Ltd., a California corporation.

“RCRA” has the meaning set forth in the definition of “Environmental Laws.”

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Shares and Warrant Shares.

“Requirements of Law” means as to any Person, provisions of the Charter Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the Transactions or other transactions contemplated or referred to in this Agreement.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“SEC” means the United States Securities and Exchange Commission or any other governmental authority then having jurisdiction to enforce the Securities Act and/or the Exchange Act, as applicable.

“Securities” means the Shares and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Shares” has the meaning set forth in the recitals of this Agreement.

“Solvent” means, with respect to any Person that (a) the fair value of the assets and the property of such Person exceeds the fair value of the aggregate liabilities (including contingent and unliquidated liabilities) of such Person, (b) after giving effect to the transactions contemplated by this Agreement, such Person will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement, such Person is able to both service and pay its liabilities as they mature.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

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“Tax” means any present or future United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other taxes, levies, assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, all exhibits and schedules hereto, the Warrant, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the transfer of funds from the Purchaser to the Company and the issuance of the Shares and Warrant hereunder on the Closing Date.

“Warrant” means the Common Stock purchase warrant delivered to the Purchaser at the Closing in accordance with Section 3.2(a) hereof for the purchase of , which Warrant shall be exercisable six months from the date of issuance, have an exercise price of $5.00 per share, and have a term of exercise equal to two (2) years from the Closing Date, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

1.2 Accounting Terms.  All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement.  If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree upon the request of the Company or the Purchaser to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of the Company and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided that until any such amendments have been agreed upon by the Purchaser, the provisions in this Agreement shall be calculated as if no such changes in accounting principles had occurred.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company at “fair value.”  Notwithstanding any accounting change after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as capital leases or otherwise reflected on the Company’s and its Subsidiaries’ consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Closing Date.

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Article 2
PURCHASE AND SALE OF THE SHARES AND WARRANT

2.1 Purchase and Sale of the Shares and Warrant.  Subject to the terms and conditions herein set forth, on the Closing Date the Company will issue and sell to the Purchaser, and the Purchaser will acquire from the Company, the Shares and the Warrant in exchange for the Purchase Price in cash or wire transfer of immediately available funds from the Purchaser.

2.2 Closing.  The purchase and issuance of the Shares and Warrant shall take place at the closing (the “Closing”) on the date hereof (the “Closing Date”), subject to the satisfaction or waiver of the conditions to closing set forth in Section 3.1.  At the Closing, the Company and Purchaser shall deliver the items set forth in Section 3.2. Upon satisfaction of the covenants and conditions set forth in Section 3.1 and Section 3.2, the Closing shall occur at the offices of Company Counsel or such other location (including remotely by facsimile or other electronic transmission) as the parties shall mutually agree.

Article 3
Closing

3.1 Conditions Precedent to the Closing. The obligation of the Purchaser to purchase the Shares, and to perform any obligations hereunder shall be subject to the following conditions on or before the Closing Date.

3.2 Closing Deliverables

(a) Deliverables of the Company.  At the Closing, the Company shall deliver to the Purchaser the following:

(i) Agreement. This Agreement duly executed by the Company.

(ii) Warrant. A Warrant in the form of Exhibit B attached hereto registered in the name of the Purchaser to purchase up to 437,500 shares of Common Stock with an exercise price of $5.00 per share, exercisable on or after the date that is six months from the Closing Date and expiring on the two (2) year anniversary of the Closing Date.

(iii) Registration Rights Agreement. The Registration Rights Agreement duly executed by the Company.

(iv) Certificate. A certificate, dated as of the Closing Date and signed by an officer of the Company, certifying (i) that the attached copies of the Charter Documents of Company, and resolutions of the Board approving the issuance and sale of the Shares and Warrant and this Agreement and the Transactions are all true, complete and correct and remain unamended and in full force and effect, and (ii) to the incumbency and specimen signature of each officer of the Company executing this Agreement or any other document delivered in connection herewith and therewith on behalf of the Company.

(v) Documents.  True, complete and correct copies of each such other agreements, schedules, exhibits, certificates, documents, financial information and filings as the Purchaser may reasonably request in connection with or relating to the Transactions all in form and substance reasonably satisfactory to the Purchaser, and executed by the Company, as applicable.

(vi) Consents and Approvals.  All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities, the Principal Trading Market and other Persons in respect of all Requirements of Law and otherwise and with respect to those Contractual Obligations of the Company necessary in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this Agreement shall have been made or obtained and be in full force and effect.

(vii) Good Standing Certificates.  The Company shall have delivered to the Purchaser as of a date not more than two (2) days before the Closing Date a good standing certificate for the Company for its jurisdiction of incorporation.

(viii) Disbursement Schedule. The intended disbursement schedule, included as Schedule 6.1.

(ix) Opinion of Counsel.  An opinion of counsel to the Company in form of Exhibit C attached hereto.

(x) Board Approval. The Board shall have duly adopted resolutions approving the Transactions;

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(b) Deliverables of the Purchaser.  At the Closing, the Purchaser shall deliver to the Company the following:

(i) Agreement. This Agreement duly executed by the Purchaser.

(ii) Registration Rights Agreement. The Registration Rights Agreement duly executed by the Purchaser.

(iii) Certificate. A certificate, dated as of the Closing Date and signed by an officer of the Purchaser, certifying (i) that the attached copies of the resolutions of the board of directors of the Purchaser approving the issuance and Sale of the Shares and Warrant and this Agreement and the Transactions are all true, complete and correct and remain unamended and in full force and effect, and (ii) to the incumbency and specimen signature of each officer of the Purchaser executing this Agreement or any other document delivered in connection herewith and therewith on behalf of the Purchaser.

Article 4
REPRESENTATIONS AND WARRANTIES OF THE Company

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

4.1 Existence and Power.  The Company: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, and (b) and has all requisite corporate power and authority to carry on its business as now conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective Charter Documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and, to, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2 Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions: (a) have been duly authorized by all necessary organizational action and no further action is required by the Company, the Board or the Company’s stockholders in connection herewith or therewith; (b) do not and will not contravene or violate the terms of the Charter Documents of the Company or any of its Subsidiaries or any amendment thereto or any material Requirement of Law applicable to the Company or the Company’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any Contractual Obligation of the Company (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any Contractual Obligation of the Company, or (iii) require modification, acceleration or cancellation of any Contractual Obligation of the Company; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of the Company or any Subsidiary.  Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

4.3 Governmental Authorization; Third Party Consents.  Except as set forth on Schedule 4.3, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, the Principal Trading Market or any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement, the other Transaction Documents, or the consummation of the Transactions, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, and (ii) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date.

4.4 Binding Effect.  The Company has duly executed and delivered this Agreement and this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

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4.5 No Legal Bar.  The Company has not previously entered into any agreement which is currently in effect or to which the Company is currently bound granting any rights to any Person which conflict with the rights to be granted by the Company this Agreement.

4.6 Litigation.  There are no legal actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Company, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company; (b) there is no injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or which relates to the assets or the business of the Company or its Subsidiaries; and (c) there is no litigation, claim, audit, dispute, review, proceeding or investigation currently pending or, to the Knowledge of the Company, threatened in writing against the Company for any violation or alleged violation of any Requirements of Law, and the Company has not received written notice of any threat of any suit, action, claim, dispute, investigation, review or other proceeding pursuant to or involving any Requirements of Law.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

4.7 Compliance with Laws.  The Company is in compliance with all Requirements of Law, except to the extent such non-compliance could not reasonably be expected to have a Material Adverse Effect.  There are no actual or pending appeals, audits, inquiries, investigations, proceedings or notices of intent to audit or investigate by any Governmental Authority against the Company.

4.8 No Breach.  Neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived).

4.9 Title to Properties.  The Company has good title to, or a valid leasehold interest in, all Property used by it in its business and none of such Property is subject to any Lien, except for Permitted Liens.

4.10 Real Property. Schedule 4.10 sets forth a correct and complete list of all real property owned or leased by the Company.  Each lease relating to such leased real property is in full force and effect and the Company enjoys peaceful and undisturbed possession thereunder.  There is no material default on the part of the Company or any event or condition which (with notice or lapse of time, or both) would constitute a default on the part of the Company under any such lease.  The Company has good and marketable title in fee simple to the real property identified on Schedule 4.10 as owned by the Company, free and clear of any Liens other than Permitted Liens.  There are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened in writing against the owned real property or the leased real property used in connection with the business of the Company, at law or in equity, in arbitration or before any Governmental Authority which would in any way affect title to or the right to use such owned real property or leased real property.

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4.11 Taxes

(a) Except as set forth on Schedule 4.11(a), the Company has timely filed all foreign, United States federal and state income and other Tax Returns that it was required to file, in each case with due regard for any extension of time within which to file such Tax Return.  All such Tax returns were correct and complete in all respects.  All Taxes due and payable by the Company have been paid, in each case with due regard for any extension of time within which to file such Tax Return, other than any Taxes the amount or validity of which is being actively contested by the Company in good faith and by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  There are no Liens, other than Permitted Liens, on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.  No written claim has been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(b) Except as set forth on Schedule 4.11(b), there is no action, suit, proceeding, investigation, examination, audit, or claim now pending or threatened in writing by any Governmental Authority regarding any Taxes payable or alleged to be payable by the Company. The Company has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Person and there are no circumstances that would cause the taxable years of the Company or its Subsidiaries not to be subject to the normally applicable statute of limitations.

(c) The Company has collected all sales, use, value added and other taxes required to be collected, and have remitted such amounts to the appropriate Governmental Authority or, if applicable, have furnished properly completed exemption certificates for all exempt transactions.

(d) The Company has not entered into or participated in (i) a “reportable transaction” within the meaning of Section 6707A of the Code or Treasury Regulation Section 1.6011-4 (and all predecessor regulations) as in effect at the relevant time, or (ii) any act, transaction or arrangement which has been reported, or has been required to be reported, under any similar provision of state, local or non-U.S. law or a transaction similar to any such reportable or notifiable transaction.

4.12 Financial Condition; SEC Filings; Contingent Obligations.

(a) The Company has furnished the Purchaser with true, correct and complete copies of (collectively, the “Financial Statements”): (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2024, 2023 and 2022, and the related audited consolidated statements of operations and comprehensive (loss) income, shareholders’ equity and cash flows for each of the Fiscal Years in the three-year period ended December 31, 2024, together with the notes thereto and the reports thereon as of December 31, 2024, certified by the Company’s independent certified public accountants, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries for the Fiscal Quarter ended as of March 31, 2025 and the related unaudited consolidated statements of operations and comprehensive (loss) income and cash flows for such period. The Financial Statements fairly present, in all material respects, the consolidated financial position of the Company, as of the respective dates thereof, and the results of operations and cash flows thereof, as of the respective dates or for the respective periods set forth therein, and are in conformity with the past historical practices of the Company, with GAAP consistently applied during the periods involved.  Except as set forth on Schedule 5.12, as of the dates of the Financial Statements, the Company did not have any known obligation, Indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not reflected or reserved against in the balance sheets which are part of the Financial Statements as required by GAAP, except for those incurred in the ordinary course of business and which are fully reflected on the books of account of the Company.

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(b) Except as set forth on Schedule 5.12, all statements, reports, schedules, forms and other documents (the “SEC Documents”) required to have been filed or furnished by the Company with or to the SEC since January 1, 2024 have been so filed or furnished on a timely basis.  As of the time it was filed with or furnished to the SEC as of the date of filing: (i) each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by the filing or furnishing of the applicable amending or superseding SEC Document.  Each of the certifications and statements relating to SEC Documents required by: (1) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (2) Rule 13a-14 or 15d-14 under the Exchange Act; or (3) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the “Certifications”) is accurate and complete, and complied as to form and content with all Applicable Laws in effect at the time such Certification was filed with or furnished to the SEC.

4.13 Absence of Certain Changes or Events.  Since September 30, 2025, (i) there has been no development, event, circumstance, or change which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. To the Knowledge of the Company, there exists no present condition or state of facts or circumstances that could reasonably be expected to have a Material Adverse Effect or prevent the Company or any of its Subsidiaries from conducting its business after the consummation of the Transactions, in substantially the same manner in which such business has heretofore been conducted.  The Company does not have pending before the SEC any request for confidential treatment of information. Except for the Transactions, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed.

4.14 Environmental Matters.

(a) The Company is and has been in compliance in all material respects with all applicable Environmental Laws relating to its Property, assets and operations.

(b) To the Knowledge of the Company, none of the Property, assets or operations of (or used by) the Company is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a Release (as defined under CERCLA) or threatened Release of any Hazardous Materials into the environment or (ii) any Release or threatened Release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

(c) The Company has not received any written notice or claim, nor to the Knowledge of the Company are there any pending, threatened in writing, or anticipated lawsuits or proceedings against it, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any Release or threatened Release of any Hazardous Materials into the environment.

(d) To the Knowledge of the Company, the Company has no present or contingent liability in connection with the presence either on or off the Property or assets of, or used by, the Company of any Hazardous Materials in the environment or any Release or threatened Release of any Hazardous Materials into the environment.

4.15 Investment Company/Government Regulations.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

4.16 Subsidiaries.  Except as set forth in Schedule 4.16, the Company does not (a) have any Subsidiaries or (b) own of record or beneficially, directly or indirectly, any (i) Capital Stock issued by any other Person or (ii) equity, voting or participating interest in any joint venture or other enterprise.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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4.17 Capitalization.  As of the Closing Date, after giving effect to the transactions contemplated hereby, the capitalization of the Company (including the maximum amount of diluted shares) is as set forth on Schedule 4.17.  Schedule 4.17 lists all warrants, options, and other securities convertible or exercisable into shares of Capital Stock of the Company and lists the exercise or strike price applicable to such warrant, option or security.  All of the issued and outstanding Capital Stock of the Company has been, and Capital Stock of the Company issuable upon the exercise of outstanding securities when issued will be, duly authorized and validly issued and are fully paid and nonassessable.  All outstanding Capital Stock of the Company’s Subsidiaries are 100% owned by the Company or one of its Subsidiaries free and clear of all Liens other than Permitted Liens.  The issuance of the foregoing Capital Stock is not and has not been subject to any rights of participation or preemptive rights in favor of any Person other than such rights that have been waived or complied with, and will not result in the issuance of any additional Capital Stock of the Company or the triggering of any anti-dilution or similar rights contained in any options warrants, debentures or other securities or agreements of the Company or any of its Subsidiaries. On the Closing Date, except as set forth on Schedule 4.17, there are no outstanding securities convertible into or exchangeable for Capital Stock of the Company or any of its Subsidiaries or options, warrants or other rights to purchase or subscribe for Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or any of its Subsidiaries is a party relating to the issuance of any Capital Stock of the Company or any of its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights. On the Closing Date, except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries has any obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any Capital Stock of the Company or any of its Subsidiaries, pursuant to the terms of their respective Charter Documents or otherwise. On the Closing Date, except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries maintains nor has any obligations under any stock option plan or other equity compensation related plans or agreements.  No issued and outstanding shares of the Company’s Capital Stock are subject to a right of first refusal or condition of forfeiture in favor of the Company, and no shares of the Capital Stock of the Company are subject to vesting restrictions.  Since January 1, 2023, except for the cash dividends paid by the Company to holders of its Common Stock on May 31, 2023 and April 10, 2024 and the Series A Preferred Stock dividend paid by the Company to holders of its Common Stock on July 11, 2025, the Company has not declared or paid, or become responsible to declare or pay, and the Company is not responsible for or has any obligation to declare or pay, a dividend or other distribution on its securities or otherwise combined, split, recapitalized or taken similar actions with respect to its outstanding Capital Stock. There are no voting trusts, proxies or other contracts or understandings to which the Company is a party or is bound with respect to the voting of any shares of the Company’s Capital Stock, the acquisition (including rights of co-sale, first refusal, antidilution or pre-emptive rights), disposition, registration of securities of the Company, or other rights of securityholders, or obligations of the Company, with respect to the securities of the Company, other than registration rights under warrants set forth on Schedule 4.17. All securities of the Company and its Subsidiaries (including all shares of the Company’s Capital Stock, securities, options and warrants to purchase shares of the Company’s Capital Stock (both outstanding as well as those that are no longer outstanding)), have been and were issued and granted pursuant to an exception from the Securities Act and otherwise in compliance, in all material respects, with all securities and other Applicable Laws, in compliance with the fiduciary obligations of the Board, and in compliance with all requirements of applicable contracts affecting, applicable to or relating to, such issuances.

4.18 Solvency. Company and its Subsidiaries, on a consolidated basis, will be Solvent, after taking into account the Transactions.

4.19 Licenses and Approvals.  The Company holds all material Licenses that are required by any Governmental Authority to permit it to conduct and operate the Company’s business as now conducted, and all such Licenses are valid and in full force and effect and will remain in full force and effect upon consummation of the transactions contemplated by this Agreement or any other Transaction Document.  The Company is in compliance in all material respects with all such Licenses.  The Company is not a party to and, to the Knowledge of the Company, there is not, any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority or any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of such material Licenses of the Company or give rise to any order of forfeiture.  There is no pending threat of cancellation, loss, termination, modification, or nonrenewal of any such Licenses of the Company.  The Company has no reason to believe that such Licenses will not be renewed in the ordinary course.  The Company has filed in a timely manner all material reports, applications, documents, instruments, and information required to be filed pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Licenses.

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4.20 Change of Control and Similar Payments. Except as disclosed on Schedule 4.20, neither the execution, delivery and performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby shall require any payment by the Company, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of this Agreement or any other Transaction Document or the occurrence of any of the transactions contemplated hereby or thereby.

4.21 OFAC; Anti-Terrorism; Patriot Act.

(a) The Company is in compliance, in all material respects, with any applicable Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.  No part of the Offering Proceeds will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or any other Anti-Terrorism Law.

(b) Neither the Company nor any Subsidiary (and, to the Knowledge of the Company, no joint venture or Affiliate thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order or Anti-Terrorism Laws, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order or Anti-Terrorism Laws or (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order.

4.22 Internal Controls. The Company maintains a system of internal control over financial reporting.  Such internal controls over financial reporting (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (b) as to Company are designed to ensure that all material information concerning Company and its Subsidiaries required to be disclosed by Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports.

4.23 Accounts and Notes Receivable; Accounts and Notes Payable.

(a) Except as set forth in Schedule 4.23(a), all the accounts receivable and notes receivable owing to the Company or any of its Subsidiaries as of the date hereof constitute valid and enforceable claims (without any previously exercised rights of set off or compromise) arising from bona fide transactions in the ordinary course of business, consistent with past practice, and, to the Knowledge of the Company, there are no known or, to the Knowledge of the Company, asserted claims, refusals to pay or other rights of set-off against any thereof.

(b) All accounts payable and notes payable by the Company or any of its Subsidiaries to third parties as of the date hereof arise from bona fide transactions in the ordinary course of business, consistent with past practice.

4.24 Inventory. All Inventory is (i) of good and merchantable quality (except for obsolete or discontinued items of Inventory which have been adequately reserved for in accordance with GAAP, consistently applied) and (ii) adequate for the conduct of the business of the Company in the ordinary course as currently conducted.

4.25 Issuance of the Securities.  The Securities are duly authorized and, when issued in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrant.

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4.26 Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

4.27 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.28 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $3,000,000. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.29 Certain Fees. Except as set forth on Schedule 4.30, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

4.30 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 5, no registration under the Securities Act is required for the offer and sale of the Shares and Warrant by the Company as contemplated hereby. The issuance and sale of the Shares and Warrant hereunder does not contravene the rules and regulations of the Principal Trading Market.

4.31 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Trading Market. Except as set forth on Schedule 4.32, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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4.32 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares and Warrant to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Shares, Warrant or Warrant Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of the Principal Trading Market.

4.33 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

Article 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

5.1 Authorization; No Contravention.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Charter Documents or any amendment thereof, and (c) will not, in any material respect, violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

5.2 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.3 No Legal Bar.  The execution, delivery, and performance of this Agreement by the Purchaser will not violate in any material respect any Requirement of Law applicable to it in any material respect, assuming the accuracy and correctness of the representations and warranties made by the Company to the Purchaser in this Agreement.

5.4 Securities Laws.

(a) The Shares and Warrant will be acquired by the Purchaser hereunder for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of state or federal securities laws.

(b) The Purchaser is a sophisticated purchaser with respect to the purchase of the Shares and is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) The Purchaser understands that (i) the Shares, Warrant and Warrant Shares constitute “restricted securities” under the Securities Act, (ii) the offer and sale of the Shares and Warrant hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Company is relying on the representations made herein by the Purchaser in its determination of whether such specific exemptions are available, and (iii) the Shares, Warrant and Warrant Shares may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and under applicable “blue sky” laws or in a transaction exempt from such registration.  The Purchaser is prepared and is able to bear the economic risk of an investment in the Shares and Warrant for an indefinite period of time.  The Purchaser understands that any certificate representing the Shares or Warrant Shares may bear, in the Company’s discretion, a restrictive legend substantially similar to the following:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.”

Notwithstanding the foregoing, certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in this Section 5.4(c)): (i) following a sale or transfer of such Shares or Warrant Shares pursuant to the effective Registration Statement, or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company).

(d) The Purchaser (i) has been furnished with or has had access to all material books and records of the Company and all of its material contracts, agreements and documents and (ii) has had an opportunity to ask questions of, and receive answers from, management and representatives of the Company and which representatives have made available to them such information regarding the Company and its Subsidiaries and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Shares.  The Purchaser has generally such knowledge and experience in business and financial matters, as to enable it to understand and evaluate the risks of an investment in the Shares and Warrant and form an investment decision with respect thereto.  The Purchaser acknowledges that the Company has not given the Purchaser any investment advice, credit information or opinion as to whether the purchase of the Shares and Warrant is prudent.

(e) The foregoing, however, does not limit or modify the representations and warranties set forth in Article 4 of this Agreement or in any other Transaction Document or the right of the Purchaser to rely thereon.

Article 6

AFFIRMATIVE COVENANTS of the Company

The Company hereby covenants and agrees with the Purchaser as follows:

6.1 Use of Offering Proceeds.

(a) The Company shall deposit the proceeds of the sale of the Shares and Warrant hereunder (the “Offering Proceeds”) into a segregated bank account (i) that is separate from the Company’s regular operating account, and (ii) to which the Purchaser has viewing access. $500,000 of the Offering Proceeds shall be immediately available to the Company at the Closing for disbursement in accordance with the disbursement schedule set forth on Schedule 6.1 attached hereto (the “Disbursement Schedule”).

(b) The remaining balance of $1,250,000 of the Offering Proceeds shall be available for disbursement in accordance with the Disbursement Schedule set forth on Schedule 6.1 upon the satisfaction of the following conditions:

(i) The Company’s conversion from a Delaware corporation into a Nevada corporation (the “Nevada Conversion”) shall have been duly completed. As evidence of such Nevada Conversion, the Company shall deliver:

(A) stamped and filed Nevada charter documents for the converted entity, including the Nevada Articles of Incorporation and the applicable Articles of Conversion (and any related filings),

(B) a certificate of good standing issued by the Nevada Secretary of State, and

(C) evidence of all requisite board and shareholder approvals authorizing the Nevada Conversion.

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(ii) The Company shall have completed the transfer of any remaining operations, related assets (including inventory), and liabilities (including warranty‑servicing obligations) to one or more of its Subsidiaries. The Company shall deliver to the Purchaser:

(A) executed transfer documentation (which may be in the form of one or more omnibus bills of sale, assignments, assumptions, and related instruments) effecting the transfers, and

(B) a summary schedule of the assets and liabilities transferred (including a current inventory listing).

(c) The Company shall have implemented cash controls providing the Purchaser with (i) visibility into one or more designated bank accounts and (ii) either disbursement pre‑approval or budget‑based disbursement controls, in each case as further described in Section 6.2, and shall deliver reasonable evidence thereof. The Company shall provide written notice to the Purchaser prior to any use or disbursement of the Offering Proceeds in accordance with the Disbursement Schedule. Any use of the Offering Proceeds that is not in accordance with the Disbursement Schedule must be approved in advance by the Purchaser in writing.

6.2 Cash Controls. Consistent with Section 6.1(c), the Company shall:

(a) Maintain a single designated funding account for all Offering Proceeds with full account viewing access for Purchaser to view balance and transaction statements as may be required by the Purchaser.

(b) Maintain one or more (at the sole discretion of the Purchaser), designated bank accounts for corporate disbursements with full account viewing access for Purchaser  to view balance and transaction statements as may be required by the Purchaser.

(c) Make any and all transfers from the funding account only after prior written approval of the Purchaser.

(d) Make any and all disbursements from any bank accounts of the Company subject to Purchaser prior written approval.

(e) Use only the designated accounts for receipts and disbursements. If any non‑designated accounts remain open, cease using them for disbursements and migrate balances consistent with the agreed cash‑control approach or as otherwise approved by the Purchaser in writing.

6.3 Maintenance of Existence; Conduct of Business; Compliance. The Company shall:

(a) (i) Preserve, renew, and maintain in full force and effect its corporate or organizational existence (except as otherwise approved by the Purchaser in writing, including in connection with the Nevada Conversion) and (ii) take all reasonable action to maintain all rights, licenses, permits, consents, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted under this Agreement; and

(b) Comply in all material respects with all Requirements of Law.

6.4 Maintenance of Property; Insurance. The Company shall:

(a) Maintain and preserve all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; and

(b) Maintain insurance with financially sound and reputable insurance companies that are not Affiliates of the Company, in such amounts and covering such risks as are usually insured against by similar companies engaged in the same or a similar business.

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6.5 Access to Facilities. The Purchaser will have access to the facilities and personnel of the Company during normal business hours and with at least forty-eight (48) hours advance notice.

6.6 Taxes and Claims.  The Company will:

(a) Timely file complete and correct United States federal and state income and applicable and material foreign, state and local Tax Returns required by law, in each case with due regard for any extension of time within which to file such Tax Return, and pay when due all Taxes, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP in the Company’s most recent audited financial statements, which deferment of payment is permissible so long as no Lien, other than a Permitted Lien has been entered and the Company’s and its Subsidiaries’ title to, and its/their right to use, its/their Properties are not materially adversely affected thereby; and

(b) Pay and perform (i) all obligations under this Agreement or any other Transaction Document, and (ii) except where failure to do so would not reasonably be expected to result in a Default hereunder or have a Material Adverse Effect, all other Indebtedness, obligations and liabilities in accordance with customary trade practices; provided that the Company may contest any item described in clause (ii) above in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP in Company’s most recent audited financial statements.

6.7 Compliance with Laws.

(a) The Company will comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws, and obtain any and all Licenses necessary to the ownership of its Property or to the conduct of its businesses, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(b) The Company will file or furnish, on a timely basis in accordance with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), all statements (including without limitation, financial statements), reports, schedules, forms and other documents (other than any immaterial Form 3, 4, 5 or 8-K filings or any filings relating solely to benefit plans), required to be filed or furnished with or to the SEC.

6.8 Further Assurances.  The Company will, and will cause each of its Subsidiaries to, take any action reasonably requested by the Purchaser in order to effectuate the purposes and terms contained in this Agreement.

6.9 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and Warrant as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares and Warrant for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

6.10 Future Litigation. The Company will notify the Purchaser in writing of any action, suit, proceeding, inquiry or investigation filed or initiated against the Company or its Subsidiaries within three (3) Business Days of the initiation of the same.

Article 7
NEGATIVE COVENANTS

For a period of six months from the date of this Agreement, the Company shall not, and with respect to Section 7.1 and Section 7.3, any of its Subsidiaries shall not:

7.1 Limitation on Debt. Create, incur, assume, permit to exist, or otherwise become liable with respect to any Debt, except Debt of the Company and its Subsidiaries due to its accounts payable as of the date of this Agreement in the total amount of $10,000.

7.2 Limitation on Liens. Create, incur, assume, or permit to exist any Lien on any property or assets (including Equity Interests of any of its Subsidiaries) now owned or hereafter acquired by it or on any income or rights in respect of any thereof.

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7.3 Mergers; Nature of Business. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, and (i) any Subsidiary of the Company may merge into the Company in a transaction in which the Company is the surviving corporation and (ii)  any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Purchaser.

7.4 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise), or capital contribution to, or purchase, hold, or acquire any Equity Interests, or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) Investments in cash equivalents;

(b) Investments in Equity Interests of its Subsidiaries existing on the date hereof; and

(c) Investments in, or loans to, wholly owned Subsidiaries of the Company in the ordinary course of business and after prior written approval of the Purchaser.

7.5 Limitation on Dispositions. Dispose of any of its property, whether now owned or hereafter acquired, or issue or sell any Equity Interests to any Person, except:

(a) The sale or Disposition of machinery and equipment no longer used or useful in the business of Company in the ordinary course of business;

(b) The Disposition of obsolete or worn-out property/equipment in the ordinary course of business;

(c) The sale of inventory in the ordinary course of business;

(d) Dispositions of other property in any fiscal year of the Company, so long as such property, together with all other property disposed of during such fiscal year, shall have a fair market value not exceeding $20,000.

7.6 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person whereby Company shall sell or otherwise transfer any property owned Company to (a) such Person and thereafter rent or lease such property from such Person or (b) any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of Company without the Purchaser’s prior written consent.

7.7 Limitation on Restricted Payments. Declare or make any dividend, distribution, or other payment in respect of its Equity Interests, or purchase, redeem, or otherwise acquire any Equity Interests, whether in cash or otherwise (each, a “Restricted Payment”), except that:

(a) The Company may declare and pay dividends to the holders of its Class A Redeemable Preferred Stock in connection with an Asset Sale (as defined in the Note Purchase Agreement between the Company and the Purchaser, dated as of June 20, 2025);

(b) Subject to Purchaser’s prior written consent, the Company or any of its Subsidiaries may make cash payments in lieu of issuing fractional shares in connection with the conversion of any Equity Interests on the exercise of warrants or options to purchase its Equity Interests.

7.8 Limitation on Transactions with Affiliates. Subject to Purchaser’s prior written consent, enter into or be a party to any transaction, including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any Affiliate unless such transaction (i) is a Restricted Payment permitted by Section 7.7 or (ii) is:

(a) Otherwise permitted by the terms of this Agreement;

(b) In the ordinary course of business of the Company or the relevant Subsidiary, as the case may be; and

(c) On fair and reasonable terms no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person.

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7.9 Limitation on Amendments of Organizational Documents. Other than the Nevada Conversion, amend, supplement, or otherwise modify (pursuant to a waiver or otherwise) its articles of incorporation, certificate of designation, operating agreement, bylaws, or other organizational document without at least fifteen (15) days prior written notice to the Purchaser in any respect materially adverse to the interests of the Purchaser.

7.10 Limitation on Future Financings. Enter into any future public or private equity and/or debt financing, including any equity-linked financings, without prior written approval of the Purchaser.

7.11 Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

7.12 Restricted Issuance. Make any Restricted Issuance (as defined below) without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion. The Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company: (a) from entering into a variable rate transaction with the Purchaser or any affiliate of the Purchaser, or (b) from issuing common stock, preferred stock, warrants, convertible notes, other debt securities, or any other securities to the Purchaser or any affiliate of the Purchaser. For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement) other than trade payables in the ordinary course of business, or the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common shares; (2) are or may become convertible into common shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the common shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (a) due to a change in the market price of company’s common shares since the date of the initial issuance, or (b) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); or (4) are issued in connection with a section 3(a)(9) exchange, a section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, none of the following will be considered restricted issuances: (i) current or future “at the market” facilities; and (ii) direct offerings of common stock or warrants provided that such offerings do not contain any variable pricing terms

Article 8

MISCELLANEOUS

8.1 Survival of Representations and Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, issuance of the Shares and Warrant or termination of this Agreement.

8.2 Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, or email (with receipt confirmed), courier service or personal delivery:

(a) if to Purchaser:

First Finance Ltd.
520 Newport Center Drive, Suite 650
Newport Beach, CA 92660
Email: ahromyk@firstfinance.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Email: mross@srfc.law
Telephone: (212) 930 9700
Attention: Marc Ross

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(b) if to the Company or any Subsidiary:

ClearOne, Inc.
5225 Wiley Post Way, Suite 500
Salt Lake City, Utah 84116
Email: Derek.Graham@clearone.com
Telephone: (801) 303-3425
Attention: Derek L. Graham, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Seyfarth Shaw
700 Milam Street, Suite 1400
Houston, TX 77002
Email: mcoffin@seyfarth.com
Telephone: (713) 225-1337
Attention: Mark Coffin

All such notices and communications shall be deemed to have been duly given: if personally delivered, when delivered by hand; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by courier, one (1) Business Day after being deposited with a reputable overnight courier, with charges prepaid; or if emailed, when receipt is acknowledged.

8.3 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws, the Purchaser may at any time transfer the Shares, Warrant or Warrant Shares held by it in whole or in part and may assign its rights under the Transaction Documents to one or more assignees without requiring the consent of any other Person.  In addition, the Purchaser may, upon notice to the Company, sell participations to any Person in all or a portion of the Purchaser’s rights and/or obligations under this Agreement or any other Transaction Document.  Neither the Company nor any Subsidiary may assign any of its rights, or delegate any of its obligations, under any Transaction Document without the prior written consent of the Purchaser, and any such purported assignment by the Company or any such Subsidiary without the written consent of the Purchaser shall be void and of no effect.  No Person other than the parties hereto and its successors and permitted assigns is intended to be a beneficiary of this Agreement or any other Transaction Document.

8.4 Amendment and Waiver.

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.  The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, waiver, supplement or modification of or to any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given.

(c) Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any of its Subsidiaries in any case shall entitle the Company or any of its Subsidiaries to any other or further notice or demand in similar or other circumstances.

8.5 Signatures; Counterparts.  Facsimile and electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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8.6 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.7 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

8.8 JURISDICTION, JURY TRIAL WAIVER, ETC.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR ANY APPELLATE COURT FROM ANY THEREOF, AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY A GENERALLY RECOGNIZED OVERNIGHT COURIER OR REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 8.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

8.9 Severability.  If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal, or unenforceable provision of this Agreement with a valid, legal, and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal, or unenforceable provision.

8.10 Rules of Construction.  Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

8.11 Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, is intended by the parties as a final expression of its agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits and schedules hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

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8.12 Indemnification.

(a) In addition to all other sums due hereunder or provided for in this Agreement, the Company and Purchaser shall each indemnify and hold harmless the other and each of its respective Affiliates, and each of their respective managers, officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all reasonable and documented out-of-pocket losses, claims, damages, expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Company (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities or losses (collectively, “Liabilities”), in each case resulting from or arising out of any breach of any representation or warranty, covenant or agreement of a Party or any of its Subsidiaries in this Agreement or any other Transaction Document, or any legal, administrative or other actions (including, without limitation, actions brought by any holders of equity or Indebtedness of the Company or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the Company’s or any such Subsidiary’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby, or the gross negligence, or willful misconduct of the Purchaser on the one hand or the Company or any of its Affiliates and their respective directors, officers, and employees on the other hand; provided, however, that neither Party shall be liable under this Section 8.12 to an Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct, or gross negligence of an Indemnified Party. In connection with the obligation of the Parties to indemnify for expenses as set forth above, each Party further agrees, upon presentation of appropriate invoices, to reimburse each Indemnified Party for all such reasonable and documented out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in connection with any Liabilities) as they are incurred by such Indemnified Party. The obligations of each Party under this Section 8.12 shall survive the termination of this Agreement.

(b) Each Indemnified Party under this Section 8.12 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the indemnifying Party under this Section 8.12, notify the indemnifying Party in writing of the commencement thereof.  The omission of any Indemnified Party to so notify the other Party of any such action shall not relieve the indemnifying Party from any liability which it may have to such Indemnified Party, except to the extent that such omission impairs the indemnifying Party’s ability to defend the action, claim or other proceeding.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its judgment; provided that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action, claim or proceeding in which the Company or Purchaser, on the one hand, and an Indemnified Party, on the other hand, is, or may become, a party, such Indemnified Party shall have the right to employ separate counsel at the other Party’s expense and to control its own defense of such action, claim or proceeding if, in the opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the other Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened in writing to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Company or the Purchaser on the one hand and each other Indemnified Party on the other hand from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

8.13 No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other Transaction Document, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.

8.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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8.15 Confidential Information.  The Purchaser agrees to maintain the confidentiality of information obtained by it pursuant to this Agreement, except that such information may be disclosed (i) with the Company’s consent, (ii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 8.15 or (B) available to the Purchaser from a source (other than the Company or any of its Subsidiaries) not known by the Purchaser to be subject to disclosure restrictions, (iii) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority or any insurance industry association, (iv) to any other party hereto, (v) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 8.15, (v) in connection with the exercise or enforcement of any right or remedy under this Agreement or in connection with any litigation or other proceeding to which Purchaser is a party or bound, (ix) to any nationally recognized rating agency that requires access to information about a Purchaser’s investment portfolio in connection with ratings issued with respect to the Purchaser, or (x) to the Purchaser’s independent auditors and other professional advisors as to which such information has been identified as confidential. In the event of any conflict between the terms of this Section 8.15 and those of any other Contractual Obligation entered into with the Company or any of its Subsidiaries (whether or not this Agreement or any other agreement), the terms of this Section 8.15 shall govern.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by its respective officers hereunto duly authorized as of the date first written.

COMPANY:
CLEARONE, INC.
By:	/s/ Derek L. Graham
Name:	Derek L. Graham
Its:	Chief Executive Officer

PURCHASER:
FIRST FINANCE LTD.
By:	/s/ Andrew Hromyk
Name:	Andrew Hromyk
Its:	President